Exhibit 10.43

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is made effective as of the 11th day of May, 2007, by and among Tekoil & Gas Corporation, a Delaware corporation (“Manager”) and Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company (“Company”).

WHEREAS, Company wishes for Manager to provide management and general and administrative support services to Company and Manager wishes to provide such management and services to Company as provided herein; and

WHEREAS, Manager is an affiliate of the Company.

NOW, THEREFORE, in consideration of the mutual covenants of the parties herein it is agreed as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement described below. The following terms shall have the following meaning when used herein:

“Agent” means the Person who, at the time in question, is the “Administrative Agent” under the Credit Agreement.

“Credit Agreement” means that certain Credit and Guaranty Agreement of even date herewith by and among Company, Agent and Lenders, as from time to time amended, supplemented or restated.

“JOA” means any joint operating agreement to which any of the Properties is subject.

“Lenders” means all Persons who at any time are “Lenders” under the Credit Agreement.

“Operating Payables” means the following costs and expenses of or attributable to Company for the ownership and operation of the Properties: (a) all leasehold operating expenses, capital expenditures, and other charges directly for operations on the Properties, (b) all charges and expenses for gathering, processing and transporting production from the Properties to the point of sale, (c) all severance and ad valorem taxes relating to Company’s interests in the Properties or in the production therefrom, (d) all costs and expenses of maintaining in connection with the Properties any bonds required by the Transaction Documents, by the terms of any laws, rules, or regulations or by the terms of any oil, gas or other mineral leases and other contracts and agreements forming a part of or pertaining to the Properties, (e) all delay rentals and royalties payable with respect to the Properties, (f) all costs or expenses necessary for the repair or replacement of the Properties resulting from damages or losses incurred, except those resulting from Manager’s gross negligence or willful misconduct, and (g) all costs incurred for the plugging and abandonment of any Property.

“Properties” means, collectively, those undivided interests in oil and gas properties and interests in other real and personal property which are, at the time in question, owned by Company or any of its Subsidiaries.

“Service Fee” means $250,000 for each calendar month (“Subject Month”) beginning June 1, 2007; provided that if a “Default” or “Event of Default” (as those terms are defined in the senior credit facility of the Company in effect from time to time) exists or existed in such Subject Month, then such amount shall be reduced to $125,000 for such Subject Month.

“Services” has the meaning given to such term in Section 2.

“Subordinated Liabilities” has the meaning given to such term in Section 7.

“Third Party Beneficiaries” has the meaning given to such term in Section 11.

As used in this Agreement: the word “or” is not exclusive; the word “including” (in its various forms) means “including without limitation”; pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. This Agreement is the result of negotiations between, and has been reviewed by, Manager, General Partner and Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the joint product of the parties hereto, and no ambiguity shall be construed in favor of or against any party hereto or beneficiary hereof.

Section 2. Management Services. During the term hereof, Manager shall (i) advise and consult with Company regarding all aspects of Company’s development, operations and expansion, (ii) provide management expertise and consulting services for the development and implementation of operational and financial plans of Company and for strategic planning and decisions of Company, and (iii) provide administrative support services to Company as needed for the daily operations of the business of Company (collectively, the “Services”), including the following specific Services:

(a) Overhead Services. Manager will provide, at its own cost, all general and administrative overhead services and other general and administrative services reasonably required by Company.

(b) Reports and Information. Manager will provide, at its own cost, all assistance (both from Manager’s own staff and from outside accountants, engineers, attorneys, consultants and other service providers) required by Company in order to furnish to the Agent the reports and other information required to be furnished by Company under the Transaction Documents, including with respect to (i) the audit of the Company’s financial statements, (ii) environmental compliance, audit or reporting, (iii) land and title issues (including, without limitation, title opinions, title reports and curative matters), (iv) preparation of the Company’s tax returns and any audits or other responses or actions required in connection with such tax returns, (v) regulatory issues, including compliance matters, and (vi) engineering analysis and reporting;

(c) Funds in Trust. To the extent ever received by Manager, Manager will handle, account for, and pay over to Company all proceeds of production from the Properties, all other proceeds of the Properties, and all other funds in any way accruing to the Properties or otherwise belonging to Company, all in accordance with the requirements of the Transaction Documents. Pending such payments, Manager will hold all such funds in trust for Company and Lender and will keep such funds separate from Manager’s own funds.

(d) Lease and Land Administration. Manager will administer all leases and division orders, and maintain all land, lease and other related records, and provide associated services;

(e) Marketing. Manager will provide marketing, gas control, and contract administration services necessary to sell the hydrocarbons produced from the Properties;

(f) Accounting. Manager will perform all revenue and joint interest accounting functions attributable to the Properties, including but not limited to:

(i) royalty and other lease payments,

(ii) payment of accounts payable,

(iii) collection of accounts receivable,

(iv) computation and payment of severance and other taxes based on production,

(v) gas balancing, and

(vi) general ledger and financial reporting activities.

(g) Operations. To the extent any Properties are not subject to a JOA, or are subject to a JOA under which Company is named as operator, Manager will provide all operation functions attributable to the Properties that would be provided by a reasonable and prudent operator.

(h) Information and Data Systems. Manager will provide computer use and/or facilities necessary to manage and operate the Properties and maintain the records of Company, and will provide applicable data services and licenses.

(i) Tax Returns. Manager will prepare or cause to be prepared all federal, state and local tax returns required of Company.

(j) Operating Payables. Manager will pay the Operating Payables using Company’s funds and in accordance with the requirements of the Credit Agreement.

(k) Budgets & Forecasts. Manager will establish operating and capital budgets and forecasts for Company and monitor the receipts, income and expenditures of Company.

(l) Compliance. Manager will use reasonable efforts to take all actions, and file all reports and notices, to cause Company’s operations to be in compliance with all applicable laws, rules and regulations. Manager will monitor the compliance by Company with covenants required by Company’s lenders.

(m) Insurance. Manager will arrange for insurance policies as required under the Credit Agreement.

(n) Accounting. Manager will maintain or cause to be maintained a general ledger with respect to Company’s business and attendant accounting matters.

(o) Outside Professionals. Manager will manage and supervise the outside accountants, attorneys and financial consultants of Company and coordinate the annual audit of Company’s books and records and any capital raising efforts of Company.

Section 3. Performance and Authority.

(a) Standard of Care. Manager shall provide the Services in a timely and current manner, consistent with management and administrative practices that it would provide for itself in the performance of services similar to the Services.

(b) Independent Contractor Relationship. With respect to its performance of the Services, Manager is an independent contractor, with the authority to control, oversee and direct the performance of the details of the Services.

(c) No Joint Venture or Partnership. This Agreement is not intended to and shall not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of any state.

Section 4. Compensation. For the Services provided hereunder by Manager to Company, Company shall pay to Manager the Service Fee, payable in advance on the first day of each Subject Month. In addition, Company agrees to reimburse Manager for any Operating Payables that may be paid with funds of Manager rather than funds of Company. The foregoing Service Fee and reimbursements shall be the only amounts payable by Company to Manager pursuant to this Agreement.

Section 5. Term. The respective rights, duties, and obligations of the parties hereunder shall commence on the effective date hereof and (a) shall continue initially until the earlier to occur of (i) the fourth anniversary of the effective date hereof, and (ii) the date the Obligations have been paid in full in cash and the Credit Agreement obligations have been terminated (other than those obligations which expressly survive termination), and (b) shall be renewed and shall continue automatically thereafter for additional one (1) year terms on such fourth anniversary and on each subsequent anniversary of the effective date hereof; provided that either party hereto may, once the Credit Agreement has been terminated, terminate this Agreement by giving written notice of termination to the other party at least thirty (30) days prior to the date such termination is to be effective. In addition, upon the occurrence and during the continuance of an “Event of Default” under the Credit Agreement, Agent may, in its discretion, elect to terminate this Agreement at any time, and in such event (x) Company’s only payment obligations to Manager will be for Services rendered prior to the date of such termination and reimbursement of any Operating Payables paid by the Manager on behalf of the Company, and (y) Manager will have no right or obligation hereunder to perform Services after the date of such termination. Finally, notwithstanding the foregoing, if the Company defaults on its required payment of the Services Fees or otherwise fails to reimburse the Manager for any Operating Payables paid by the Manager on the Company’s behalf, the Manager may elect to terminate this Agreement, such termination to be effective upon 30 days’ notice to the Company (it being understood that the Company shall still be liable to the Manager for any such unpaid Service Fees or other amounts accrued prior to termination).

Section 6. Covenants Relating to Company & Performance.

(a) Manager agrees to cause the Services to be performed as and when required by this Agreement and to provide all funds, personnel and assistance necessary or appropriate to cause such performance (it being understood, however, that in no event shall the Manager be required to provide funds for, or otherwise pay for, any Operating Payables), without any charge to Company in addition to the Service Fee.

(b) Manager hereby agrees not to take any action that would prevent or delay Company from performing its obligations under the Transaction Documents.

Section 7. Subordination. As used herein, “Subordinated Liabilities” means any and all Liabilities (as defined in the Credit Agreement), other than the Service Fee and the reimbursements of Operating Payables described in Section 4, that are at any time owed by Company to Manager. Manager hereby subordinates and makes inferior to the Obligations (as defined in the Credit Agreement) any and all Subordinated Liabilities which now or at any time hereafter may be owed to it by Company. Manager agrees that:

(a) it will never permit Company to pay any Subordinated Liabilities or any part thereof or accept payment from Company of any Subordinated Liabilities or any part thereof without the prior written consent of Agent, and

(b) it will never accept or retain any Distributions (as defined in the Credit Agreement) except as permitted under the Credit Agreement or accept any other payments from Company other than the Service Fee and reimbursements of Operating Payables described in Section 4.

If Manager receives any such payment or any such Distribution without the prior written consent of Agent, the amount so paid shall be held in trust for the benefit of Lenders, shall be segregated from the other funds of Manager and shall forthwith be paid over to Agent. Manager hereby further subordinates and makes inferior to the liens and security interests from time to time granted under the Transaction Documents any liens or security interests in favor of Manager which burden or encumber any of the Properties or assets of Company, and each agrees that it will, immediately upon request from Agent, release any such lien or security interest.

Section 8. Notices. Any notice which may be given hereunder shall be ineffective unless in writing and either delivered by registered or certified mail with return receipt requested to the addresses set out below or delivered by hand with written acknowledgment of receipt. The addresses for notice are as follows:

For Company:	Tekoil and Gas Gulf Coast, LLC
25050 I-45 North, Suite 525
The Woodlands, Texas 77380
Attention: Mark S. Western
Telecopier: (281) 364-8007

Any such address may be changed at any time by written notice in accordance herewith. Each notice hereunder shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, or three business days after depositing it in the United States mail with postage prepaid and properly addressed.

Section 9. Construction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas. Captions herein are inserted for convenience only and shall have no effect upon interpretation. Whenever the context requires, the singular shall include the plural and vice versa and the masculine or neuter shall include the masculine, neuter, or feminine.

Section 10. Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (a) Company may not assign its rights hereunder without the written consent of Manager, and (b) Manager may not assign its rights and obligations hereunder without the written consent of Company and the Third Party Beneficiaries (as defined below).

Section 11. Express Beneficiaries. Manager agrees that Agent, each Lender, and each Lender Counterparty (collectively, the “Third Party Beneficiaries”) (i) is an express and intended third party beneficiary of the covenants and agreements made in this Agreement by Manager (which benefits are immediate and not incidental), and (ii) has acted in reliance upon its status as a third party beneficiary as set forth above (including entering into the loan documents to which it is a party).

Section 12. Amendment. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by all parties hereto and the Third Party Beneficiaries, and no waiver of any provision of this Agreement, and no consent to any departure by any party hereto therefrom, shall be effective unless it is in writing and signed by the other parties hereto and the Third Party Beneficiaries, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 13. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and any prior agreements, written or oral, relating thereto are hereby superseded.

Section 14. Counterparts, Facsimile, Electronic Transmission. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. This Agreement may be executed by facsimile signature or by electronic transmission and all such signatures shall be effective as originals.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MANAGER:

TEKOIL & GAS CORPORATION, a Delaware corporation

By:	/s/ Mark Western
Name: Mark Western
Title: CEO and Chairman of the Board of Directors

COMPANY:

Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company

By:	Tekoil & Gas Corporation, its Managing Member

By:	/s/ Mark Western
Name: Mark Western
Title: CEO and Chairman of the Board of Directors

Signature Page to Management Services Agreement